                                                                    EXHIBIT 99.1




                                     CONTACT:
                                     Kmart Media Relations
                                     (248) 463-1021

                                     Kmart Investor Relations
                                     (248) 463-1040



                            KMART HOLDING CORPORATION
                REPORTS PROFIT FOR FOURTH QUARTER OF FISCAL 2003

                    COMPANY PROFITABLE SINCE REORGANIZATION;
                        ADDS TO STRONG LIQUIDITY POSITION

TROY, MICHIGAN, MARCH 18, 2004 -- Kmart Holding Corporation (NASDAQ: KMRT) today reported net income of $276 million for the fourth quarter of fiscal 2003. The company also announced that it was profitable for the 39-week period ended January 28, 2004.(1)

FISCAL FOURTH QUARTER RESULTS

For the 13 weeks ended January 28, 2004, Kmart Holding Corporation (Kmart or the Successor Company) reported net income of $276 million, or $2.78 per diluted share. Kmart Corporation (the Predecessor Company) reported a net loss of $1.1 billion for the same period in the prior year.(1)

Income before interest expense, reorganization items, income taxes and discontinued operations for the 13 weeks ended January 28, 2004 was $503 million, which includes gains on real estate transactions of $86 million. Same-store sales and total sales for the period declined 13.5% and 25.8%, respectively.

Julian C. Day, President and Chief Executive Officer of Kmart, said: "The men and women of the new Kmart are focused on managing our business to restore profitability. By giving careful thought to the processes of sourcing, logistics, pricing, inventory management and in-store presentation, we have significantly improved the profitability of our market basket. Our store associates and store managers are committed to continuous improvement of customer service. Likewise, our employees based at headquarters are dedicated to supporting improvements in the store experience. Offering our customers superior products supported with value, convenience and service in a way that allows Kmart to

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generate profitable sales, will support the continued investment in our business to better serve customers in the future."

Day added, "Kmart's inventory investment has been prudently managed throughout the year, ending the fiscal year at a level below $3.3 billion, a reduction of over 25% relative to the prior year on a comparable store basis. Our improved inventory management, along with cash flow from operations and receipts from sales of surplus real estate, has significantly strengthened our cash position."

As of January 28, 2004, Kmart had approximately $2.1 billion in cash and cash equivalents, which exceeded expectations, due to a profitable month of January and incremental inventory reduction. Additionally, the Company had borrowing availability of approximately $1.1 billion on its $1.5 billion credit facility net of outstanding letters of credit. Kmart has not borrowed under its credit facility, other than for letters of credit.

39-WEEK RESULTS(1)

In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods prior to May 1, 2003 cannot be added to those of Kmart. As such, this press release references the 39-week Successor Company period, instead of a 52-week fiscal year.

For the 39 weeks ended January 28, 2004, Kmart reported net income of $248 million, or $2.52 per diluted share. The Predecessor Company reported a net loss of $1.8 billion for the 39 weeks ended January 29, 2003.

SAME-STORE SALES AND TOTAL SALES decreased 9.5% and 23%, respectively, for the 39 weeks ended January 28, 2004, compared to the 39 weeks ended January 29, 2003. The decrease in same-store sales is due primarily to several Company-wide promotional events occurring in the prior year, along with a reduction in advertising, including the frequency of mid-week circulars in the current year. The decrease in total sales is attributable to the decrease in same-store sales and the closure of 316 stores during the first quarter of 2003.

GROSS MARGIN increased $140 million to $4.0 billion, for the 39 weeks ended January 28, 2004, from $3.8 billion for the comparable period a year ago. Gross margin, as a percentage of sales, increased to 23.4% for the 39 weeks ended January 28, 2004, from 17.4% for the comparable period a year ago. Impacting the gross margin rate in the prior period are inventory markdowns of $498 million, primarily related to our fiscal 2003 store closings. The markdowns were charged to Cost of sales, buying and occupancy in the fourth quarter of fiscal 2002 when the decision to close the stores was made. Also impacting gross margin is a

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decrease in distribution costs, lower depreciation expense resulting from impairment charges taken last year and the write-off of long-lived assets in conjunction with the application of Fresh-Start accounting, lower inventory shrinkage, supplier cost reductions and an improved sales mix as a result of a decrease in promotional activity, as referenced in the sales summary above. Gross margin also benefited from the reclassification of co-op advertising recoveries recorded in cost of sales, buying and occupancy in 2003. These improvements in the gross margin rate were partially offset by greater clearance markdowns.

SG&A (Selling, General & Administrative expenses), which includes advertising costs (net of co-op recoveries of $199 million in 2002) decreased $995 million for the 39 weeks ended January 28, 2004, to $3.6 billion, or 21.0% of sales, from $4.6 billion, or 20.6% of sales, for the 39 weeks ended January 29, 2003. The decrease in SG&A is primarily due to the reduction of our store base after closing 316 stores during the first quarter of 2003, as well as a decrease in payroll and other related expenses from corporate headquarters' cost reduction initiatives. In addition, lower depreciation expense resulting from impairment charges taken while operating in bankruptcy and the write-off of long-lived assets in conjunction with Fresh-Start accounting combined with a decrease in advertising expense contributed to the improvement in SG&A expenses. Collectively, these reductions were partially offset by the impact of the reclassification of co-op advertising recoveries, as discussed above.



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DISCUSSION OF NON-GAAP FINANCIAL INFORMATION

Year-to-date Adjusted EBITDA

Year-to-date Adjusted EBITDA (Year-to-date earnings before interest, taxes, depreciation, amortization, reorganization costs, fresh start valuation charges, restructuring, impairment and other charges and other bankruptcy-related items) is a non-GAAP financial measure. Year-to-date Adjusted EBITDA is not the same as EBITDA defined in Kmart's credit facility. Year-to-date Adjusted EBITDA is a Company-defined metric used solely by Kmart's management for the administration of the Company's incentive compensation program for eligible employees. Year-to-date Adjusted EBITDA is not a measure or indicator of the overall financial condition or performance of Kmart and should not be used by investors as a basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP measures, as well, in managing the business.

Year-to-date Adjusted EBITDA was $605 million as compared to the previously disclosed annual incentive compensation target of $375 million. Disclosure of Year-to-date Adjusted EBITDA is being made solely for purposes of communicating to employees year-to-date performance results as compared to the performance goals outlined in the Company's incentive compensation program. Set forth below is a reconciliation of the Consolidated Statements of Operations to Year-to-date Adjusted EBITDA:


                                                                              Successor              Predecessor
                                                                               Company                 Company
                                                                           ---------------------------------------
                                                                               39-Weeks               13-Weeks
                                                                                 Ended                  Ended
                                                                           January 28, 2004         April 30, 2003    Combined
                                                                           ----------------         --------------   -----------
Net income (loss)                                                          $        248             $  (862)         $  (614)
Adjustments to reconcile to Year-to-date Adjusted EBITDA:
  Income tax provision (benefit)                                                    152                  (6)             146
  Interest expense, net                                                             105                  57              162
  Depreciation and amortization                                                       6                 140              146
  Reorganization items, net                                                           -                 769              769
  Other items excluded from Year-to-date Adjusted EBITDA                            (48)                 44               (4)
                                                                           ----------------         -------------    -----------
Year-to-date Adjusted EBITDA                                               $        463             $   142          $   605
                                                                           ================         =============    ===========

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)




                                                               FISCAL 4TH QUARTER                     39-WEEK PERIOD
                                                        ---------------------------------  -----------------------------------
                                                           SUCCESSOR       PREDECESSOR         SUCCESSOR        PREDECESSOR
                                                            COMPANY          COMPANY            COMPANY           COMPANY
                                                        JANUARY 28, 2004 JANUARY 29, 2003  JANUARY 28, 2004   JANUARY 29, 2003
                                                        ---------------- ----------------  ----------------   ----------------

Sales                                                      $  6,328         $  8,529           $ 17,072           $ 22,171
Cost of sales, buying and occupancy                           4,740            7,058             13,084             18,323
                                                           --------         --------           --------           --------
Gross margin                                                  1,588            1,471              3,988              3,848

Selling, general and administrative expenses                  1,173            1,588              3,577              4,572
Restructuring, impairment and other charges                       -              566                  -                574
Net (gains) losses on sales of assets                           (86)               6                (89)                 5
Equity income in unconsolidated subsidiaries                     (2)              (7)                (5)               (29)
                                                           --------         --------           --------           --------
Income (loss) before interest expense,
 reorganization items, income
 taxes and discontinued operations                              503             (682)               505             (1,274)
Interest expense, net                                            60               53                105                122
Reorganization items, net                                         -              104                  -                112
                                                           --------         --------           --------           --------

Income (loss) before income taxes and discontinued              443             (839)               400             (1,508)
 operations
Provision for (benefit from) income taxes                       167               (5)               152                (12)
                                                           --------         --------           --------           --------

Income (loss) before discontinued operations                    276             (834)               248             (1,496)
Discontinued operations (net of income taxes of $0)               -             (267)                 -               (281)
                                                           --------         --------           --------           --------

Net income (loss)                                          $    276         $ (1,101)          $    248           $ (1,777)
                                                           ========         ========           ========           ========


Basic income (loss) per common share before discontinued   $   3.08         $  (1.61)          $   2.77           $  (2.95)
 operations
Discontinued operations                                           -            (0.52)                 -              (0.55)
                                                           --------         --------           --------           --------
Basic net income (loss) per common share                   $   3.08         $  (2.13)          $   2.77           $  (3.50)
                                                           ========         ========           ========           ========

Diluted income (loss) per common share before              $   2.78         $  (1.61)          $   2.52           $  (2.95)
 discontinued operations
Discontinued operations                                           -            (0.52)                 -              (0.55)
                                                           --------         --------           --------           --------
Diluted net income (loss) per common share                 $   2.78         $  (2.13)          $   2.52           $  (3.50)
                                                           ========         ========           ========           ========


Basic weighted average shares (millions)                       89.5            516.9               89.6              507.4


Diluted weighted average shares (millions)                     99.6            516.9               99.3              507.4



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                           CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)



                                                                         SUCCESSOR         PREDECESSOR
                                                                          COMPANY            COMPANY
                                                                  -----------------------  -----------
                                                                  JANUARY 28,   APRIL 30,  JANUARY 29,
                                                                     2004          2003        2003
                                                                  -----------   ---------  -----------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                           $  2,088    $  1,232   $    613
 Merchandise inventories                                                3,238       4,431      4,825
 Accounts receivable                                                      301         382        473
 Other current assets                                                     184         509        191
                                                                     --------    --------   --------

TOTAL CURRENT ASSETS                                                    5,811       6,554      6,102

 Property and equipment, net                                              153          10      4,892
 Other assets and deferred charges                                        120          96        244
                                                                     --------    --------   --------


TOTAL ASSETS                                                         $  6,084    $  6,660   $ 11,238
                                                                     ========    ========   ========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Mortgages payable due within one year                              $      4    $      8    $     -
  Accounts payable                                                        820       1,160      1,248
  Accrued payroll and other liabilities                                   671       1,321        710
  Taxes other than income taxes                                           281         274        162
                                                                     --------    --------   --------

TOTAL CURRENT LIABILITIES                                               1,776       2,763      2,120
                                                                     --------    --------   --------


LONG-TERM LIABILITIES
 Long-term debt and mortgages payable                                     103         108          -
 Capital lease obligations                                                374         415        623
 Pension obligation                                                       873         854          -
 Unfavorable operating leases                                             342         344          -
 Other long-term liabilities                                              424         463        181
                                                                     --------    --------   --------

TOTAL LONG-TERM LIABILITIES                                             2,116       2,184        804

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                             3,892       4,947      2,924

LIABILITIES SUBJECT TO COMPROMISE                                           -           -      7,969

 Predecessor Company obligated mandatorily redeemable convertible
  preferred securities                                                      -           -        646


SHAREHOLDERS' EQUITY (DEFICIT)
 Successor Company preferred stock 20,000,000 shares authorized;
  no shares outstanding                                                     -           -          -
 Predecessor Company common stock $1 par value, 1,500,000,000
  shares authorized; 519,123,988 shares issued and outstanding              -                    519
 Successor Company common stock $0.01 par value, 500,000,000 shares
  authorized; 89,633,760 and 89,677,509 shares issued, respectively         1           1          -
 Treasury stock, at cost                                                   (1)          -          -
 Capital in excess of par value                                         1,943       1,712      1,922
 Retained earnings (Accumulated deficit)                                  248           -     (1,835)
 Accumulated other comprehensive income (loss)                              1           -       (907)
                                                                     --------    --------   --------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                    2,192       1,713       (301)
                                                                     --------    --------   --------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                 $  6,084    $  6,660   $ 11,238
                                                                     ========    ========   ========







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                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)


                                                           SUCCESSOR
                                                            COMPANY                 PREDECESSOR COMPANY
                                                           ---------        -----------------------------------
                                                           39-WEEKS           13-WEEKS            52-WEEKS
                                                            ENDED               ENDED               ENDED
                                                       JANUARY 28, 2004     APRIL 30, 2003     JANUARY 29, 2003
                                                      -----------------    ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                   $             248    $           (862)   $       (3,219)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Restructuring, impairments and other charges                    -                  44             2,036
      Reorganization items, net                                       -                 769               363
      Depreciation and amortization                                  31                 177               737
      Net (gains) losses on sales of assets                         (89)                  -                 5
      Equity income in unconsolidated subsidiaries                   (5)                 (7)              (34)
  Dividends received from Meldisco                                    -                  36                45
  Cash used for store closings and other charges                    (15)                (64)             (134)
  Cash used for payments of exit costs and other
    reorganization items                                           (481)                (19)             (135)
  Change in:
      Merchandise inventories                                     1,193                 480              (168)
      Accounts payable                                             (340)               (117)              401
      Deferred income taxes and taxes payable                       (60)                (16)               23
      Other assets                                                  110                 123               101
      Other liabilities                                             144                  32                67
                                                      -----------------    ----------------    --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           736                 576                88
                                                      -----------------    ----------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment                      182                  64                29
  Capital expenditures                                             (108)                 (4)             (252)
                                                      -----------------    ----------------    --------------
NET CASH PROVIDED BY (USED FOR) INVESTING
  ACTIVITIES                                                         74                  60              (223)
                                                      -----------------    ----------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on debt                                                  (37)                 (1)              (31)
  Purchase of treasury stock                                         (4)                  -                 -
  Debt issuance costs                                               (48)                  -               (42)
  Payments on capital lease obligations                             (75)                (16)              (94)
  Fees paid to Plan Investors                                       (13)                  -                 -
  Proceeds from issuance of debt                                     83                   -                 -
  Issuance of common shares                                         140                   -                 -
  Net payments on DIP Credit Facility                                 -                   -              (330)
                                                      -----------------    ----------------    --------------
NET CASH PROVIDED BY (USED FOR) FINANCING                            46                 (17)             (497)
  ACTIVITIES                                          -----------------    ----------------    --------------


NET CHANGE IN CASH AND CASH EQUIVALENTS                             856                 619              (632)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    1,232                 613             1,245
                                                      -----------------    ----------------    --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $           2,088    $          1,232    $          613
                                                      =================    ================    ==============

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Footnote 1:

Upon emergence from bankruptcy on May 6, 2003, Kmart Corporation (Predecessor Company) applied the provisions of Fresh-Start accounting effective as of April 30, 2003, at which time a new reporting entity, Kmart Holding Corporation (Kmart), was created. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to May 1, 2003 generally are not comparable to those of Kmart. Therefore, comparisons of earnings per share data are not included herein. As referenced within this news release, results of operations for periods ended in fiscal 2002 refer to the Predecessor Company.


About Kmart Holding Corporation

Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include THALIA SODI, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66 and SESAME STREET. Kmart operates more than 1,500 stores in 49 states and is one of the largest employers in the country with approximately 158,000 associates. For more information visit the Company's website at www.kmart.com.





CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business marketplace; demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain normal terms with vendors and service providers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart's customers; and other factors affecting business beyond Kmart's control; Kmart's ability attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

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